Exhibit 10.3

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and effective as of April 16, 2014 (the “Effective Date”), by and between Franklin Square Holdings, L.P., a Pennsylvania limited partnership (“Licensor”), and FS Investment Corporation, a Maryland corporation (“Licensee”) (each a “party,” and collectively, the “parties”).

RECITALS

WHEREAS, Licensee is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Licensor owns the trademark to “FS Investment Corporation,” “FSIC” and the logo set forth on Schedule I (collectively, the “Licensed Marks”);

WHEREAS, Licensor and its affiliates have used the Licensed Marks in the United States of America (the “Territory”) in connection with the investment advisory and other services they provide;

WHEREAS, Licensor is an affiliate of FB Income Advisor, LLC, a Delaware limited liability company (“Adviser”);

WHEREAS, Licensee has entered into that certain Amended and Restated Investment Advisory Agreement, dated April 16, 2014 with Adviser (the “Advisory Agreement”), wherein Licensee has engaged Adviser to act as the investment adviser to Licensee;

WHEREAS, it is intended that Adviser be a third-party beneficiary of this Agreement; and

WHEREAS, Licensee desires to use the Licensed Marks as part of its name and in connection with the operation of its business, and Licensor is willing to grant Licensee a license to use the Licensed Marks, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I. LICENSE GRANT

1. License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a non-exclusive, non-transferable, royalty-free right and license to use the Licensed Marks solely and exclusively as a component of Licensee’s own name and in connection with marketing the investment advisory and other services that Adviser may provide to Licensee. During the term of this Agreement, Licensee shall use the Licensed Marks only to the extent permitted under this Agreement. Except as provided above, neither Licensee nor any affiliate, owner, member, manager, director, officer, employee or agent thereof shall otherwise use the Licensed Marks or any derivative thereof in the Territory without the prior express written consent of Licensor, which consent Licensor may grant or withhold in its sole and absolute discretion. Neither Licensee nor any affiliate, owner, member, manager, director, officer, employee or agent thereof shall use any Licensed Mark for any purpose outside the Territory.

2. Rights to Licensed Marks. All rights not expressly granted to Licensee hereunder shall remain the exclusive property of Licensor. All use of the Licensed Marks by Licensee, and all goodwill associated with such use, shall inure to the benefit of Licensor. All of Licensor’s rights in and to the Licensed Marks, including the right to use and to grant others the right to use the Licensed Marks, are reserved by Licensor. Licensee shall not challenge the validity of any Licensed Mark, nor shall Licensee challenge Licensor’s ownership of any Licensed Mark or the enforceability of Licensor’s rights therein. Nothing in this Agreement shall preclude Licensor or any of its successors or assigns from using or permitting other entities to use the Licensed Marks, whether or not such entity directly or indirectly competes or conflicts with Licensee’s business in any manner.

3. Registration of Licensed Marks. Licensee shall not register any of the Licensed Marks, or any variations thereof, in any jurisdiction without Licensor’s express prior written consent, and, as between the parties, Licensor shall retain the exclusive right to apply for and obtain registrations for the Licensed Marks throughout the world.

II. COMPLIANCE

1. Quality Control. In order to preserve the inherent value of the Licensed Marks, Licensee agrees to use reasonable efforts to ensure that it maintains the quality of Licensee’s business and the operation thereof equal to the standards prevailing in the operation of Licensee’s business as of the date of this Agreement. Licensee further agrees to use the Licensed Marks in accordance with such quality standards as may be reasonably established by Licensor and communicated to Licensee from time to time in writing, or as may be agreed to by Licensor and Licensee from time to time in writing.

2. Compliance With Laws. Licensee agrees that the business operated by it in connection with the Licensed Marks shall comply, in all material respects, with all laws, rules, regulations and requirements of any governmental body as may be applicable to the operation, marketing, and promotion of the business.

3. Notification of Infringement. Each party shall immediately notify the other party and provide to the other party all relevant background facts upon becoming aware of: (a) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with Licensor’s rights in the Licensed Marks or the rights granted to Licensee under this Agreement; (b) any infringements or misuse of the Licensed Marks in the Territory by any third party (“Third Party Infringement”); or (c) any claim that

Licensee’s use of the Licensed Marks infringes the intellectual property rights of any third party (“Third Party Claim”). Licensor shall have the exclusive right, but not the obligation, to prosecute, defend and/or settle, in its sole discretion, all actions, proceedings and claims involving any Third Party Infringement or Third Party Claim, and to take any other action that it deems necessary or proper for the protection and preservation of its rights in the Licensed Marks. Licensee shall cooperate with Licensor in the prosecution, defense or settlement of such actions, proceedings or claims.

III. REPRESENTATIONS AND WARRANTIES

1. Licensee accepts this license on an “as is” basis. Licensee acknowledges that Licensor makes no explicit or implicit representation or warranty as to the registrability, validity, enforceability or ownership of the Licensed Marks, or as to Licensee’s ability to use the Licensed Marks without infringing or otherwise violating the rights of others, and Licensor has no obligation to indemnify Licensee with respect to any claims arising from Licensee’s use of the Licensed Marks, including, without limitation, any Third Party Claim.

2. Mutual Representations. Each party hereby represents and warrants to the other party as follows:

(a)	Due Authorization. Such party is a limited partnership or corporation, as applicable, duly formed and in good standing as of the Effective Date in its jurisdiction of formation, and the execution, delivery and performance of this Agreement by such party has been duly authorized by all necessary action on the part of such party.

(b)	Due Execution. This Agreement has been duly executed and delivered by such party and, upon due authorization, execution and delivery of this Agreement by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c)	No Conflict. Such party’s execution, delivery and performance of this Agreement does not: (i) violate, conflict with or result in the breach of any provision of the certificate of formation, articles of incorporation or bylaws (or similar organizational documents) of such party; (ii) conflict with or violate any governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

IV. TERM AND TERMINATION

1. Term. This Agreement shall expire if Adviser or one of Licensor’s affiliates ceases to serve as investment adviser to Licensee. This Agreement shall be terminable by Licensor, at any time and in its sole discretion, in the event that Licensor or Licensee receives notice of any Third Party Claim arising out of Licensee’s use of the Licensed Marks; by Licensor or Licensee upon sixty (60) days’ prior written notice to the other party; or by Licensor at any time in the event Licensee assigns or attempts to assign or sublicense this Agreement or any of Licensee’s rights or duties hereunder without the prior written consent of Licensor.

2. Upon Termination. Upon expiration or termination of this Agreement, all rights granted to Licensee under this Agreement with respect to the Licensed Marks shall cease, and Licensee shall immediately delete the term “FS Investment Corporation” from its name and discontinue all other use of the Licensed Marks. For twenty-four (24) months following termination of this Agreement, Licensee shall specify on all public-facing materials in a prominent place and in prominent typeface that Licensee is no longer operating under the Licensed Marks, is no longer associated with Licensor, or such other notice as may be deemed necessary by Licensor, in its sole discretion, in its prosecution, defense, and/or settlement of any Third Party Claim.

V. INDEMNIFICATION; REMEDIES

1. Indemnity. Licensee, at Licensee’s own expense, shall indemnify, hold harmless and defend Licensor, its affiliates, successors and assigns, and its and their members, managers, directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability (including attorneys’ fees and costs), to the extent that the foregoing (a) results from a material breach, or is based on a claim that, if true, would be a material breach, of this Agreement by Licensee, or (b) is based upon Licensee’s unauthorized or improper use of any Licensed Mark.

2. Injunctive Relief. Licensor and Licensee acknowledge and agree that a breach or threatened breach by Licensee, its affiliates, successors or assigns, or its or their members, managers, directors, officers, employees and agents of any of the terms or conditions contained in Section I, II, III, V or VI of this Agreement, will cause immediate and irreparable harm and damage to Licensor, and that monetary damages will be inadequate to compensate Licensor for such breach. Accordingly, Licensor and Licensee agree that Licensor shall, in addition to any other remedies available to it at law or in equity, be entitled, without posting bond or other security, to seek an injunction from any court of competent jurisdiction enjoining and restraining any breach or threatened breach of the terms or conditions of this Agreement by Licensee, its affiliates, successors or assigns, or its or their members, managers, directors, officers, employees and agents.

3. Limitation of Liability. IN NO EVENT SHALL LICENSOR OR ANY OF ITS AFFILIATES OR ANY OF THEIR MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, LICENSORS, SUPPLIERS OR OTHER REPRESENTATIVES BE LIABLE FOR ANY INDIRECT, SPECIAL OR

CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF GOODWILL, COMPUTER FAILURE OR MALFUNCTION OR OTHERWISE, ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY LICENSED MARK, EVEN IF LICENSOR IS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the failure of essential purpose of any remedies available to either party.

VI. MISCELLANEOUS

1. Third-Party Beneficiaries. The parties agree that Adviser shall be a third-party beneficiary of this Agreement, and shall have the rights and protections provided to Licensee under this Agreement. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party, other than Adviser, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

2. Assignment. Licensee shall not sublicense, assign, pledge, grant or otherwise encumber or transfer to any third party all or any part of its rights or duties under this Agreement, in whole or in part, without the prior written consent of Licensor, which consent Licensor may grant or withhold in its sole and absolute discretion. Any purported transfer without such consent shall be void ab initio.

3. Independent Contractor. Neither party shall have, or shall represent that it has, any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.

4. Notices. Each notice relating to this Agreement shall be in writing and delivered in person, by registered or certified mail, by Federal Express or similar overnight courier service or by telecopy. All notices shall be addressed to such party’s principal office and place of business. Any party may designate a new address by notice to that effect given to the other party. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when delivered personally, or if delivered two business days after mailing by registered or certified mail, on the next business day after mailing by recognized overnight courier service (for next business day delivery), in each case addressed to the proper address.

5. Jurisdiction; Governing Law. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania in the county of Philadelphia and of the U.S. District Court for the Eastern District of Pennsylvania. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of law.

6. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by each party hereto.

7. Waiver. The failure of a party to insist on the strict performance of any covenant or duty required by this Agreement, or to pursue any remedy under this Agreement, shall not constitute a waiver of the breach or the remedy.

8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties shall negotiate in good faith to replace any provision so held to be invalid or unenforceable so as to implement most effectively the transactions contemplated by such provision in accordance with the original intent of the parties signatory hereto.

9. Headings. The headings contained herein are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

10. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

11. Entire Agreement. This Agreement constitutes the entire agreement among the parties on the date hereof with respect to the subject matter hereof and supersedes all prior understandings, contracts or agreements among the parties with respect to the subject matter hereof, whether oral or written.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

LICENSOR:

FRANKLIN SQUARE HOLDING, L.P.,

By: FRANKLIN SQUARE HOLDINGS, G.P., LLC, its general partner

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer
	Address:	Cira Centre
2929 Arch Street, Suite 675
Philadelphia, PA 19104

LICENSEE:

FS INVESTMENT CORPORATION

By:	/s/ Stephen S. Sypherd
	Name:	Stephen S. Sypherd
	Title:	Vice President, Secretary and Treasurer
	Address:	Cira Centre
2929 Arch Street, Suite 675
Philadelphia, PA 19104

ACKNOWLEDGED AND AGREED TO
AS OF APRIL 16, 2014

FB INCOME ADVISOR, LLC

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Manager

Signature Page to Trademark License Agreement of FS Investment Corporation

Schedule I